UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2019
PERSPECTA INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38395	82-3141520
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15052 Conference Center Drive
Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 571-313-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2019, the board of directors (the “Board”) of Perspecta Inc. (the “Company”) appointed Mr. Glenn A. Eisenberg as a director, effective immediately. Mr. Eisenberg will serve on the Board until the Company’s 2019 annual meeting of shareholders and until his successor is duly elected and qualified. The Board has affirmatively determined that Mr. Eisenberg is independent under the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

Mr. Eisenberg will participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate, including an annual retainer of $75,000, an annual equity grant valued at $135,000 on the date of grant and any applicable retainers for committee service. Upon joining the Board, Mr. Eisenberg will receive a pro rata portion of the 2019 annual equity grant and Board and applicable committee retainers.

The Board also appointed Mr. Eisenberg to serve on the Audit Committee of the Board. The Audit Committee is currently comprised of Sondra L. Barbour, Lisa S. Disbrow, and Michael E. Ventling (Chair).

There are no related party transactions involving Mr. Eisenberg and the Company. There is no arrangement or understanding between Mr. Eisenberg and any other person pursuant to which he was selected as a director. In addition, Mr. Eisenberg has not been employed at the Company or any of its subsidiaries.

Mr. Eisenberg is currently Executive Vice President, Chief Financial Officer for Laboratory Corporation of America Holdings, a position he has held since June 2014. From 2002 until 2014, he served as the Executive Vice President, Finance and Administration and Chief Financial Officer at The Timken Company, a leading global manufacturer of highly engineered bearings and alloy steels and related products and services. Previously, he served as President and Chief Operating Officer of United Dominion Industries, now a subsidiary of SPX Corporation after working in several roles in finance, including Executive Vice President and Chief Financial Officer of United Dominion. Mr. Eisenberg has served on the Board of Directors of US Ecology, Inc. since February 2018. Mr. Eisenberg served on the Board of Directors of Family Dollar Stores Inc. from 2002 to 2015, where he chaired the Audit Committee, and on the Board of Directors of Alpha Natural Resources Inc. from 2005 to 2015, where he was the lead independent director and chair of the Nominating and Corporate Governance Committee.

In connection with the appointment of Mr. Eisenberg to the Board, the Board has increased the size of the Board to 11 directors.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Eisenberg to the Board described above and the declaration of the cash dividend described below has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On May 21, 2019, the Board of Directors declared a cash dividend of $0.06 per share payable on July 16, 2019 to common stockholders of record at the close of business on June 5, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PERSPECTA INC.

Dated:	May 21, 2019	By:	/s/ James L. Gallagher
		Name:	James L. Gallagher
		Title:	General Counsel and Secretary